Exhibit 10.3

Lease Extension and Modification Agreement

Landlord’s Name / Address:	301 N. Main Street, LLC
5 Research Dr., Suite B
Ann Arbor, Michigan 48103

Tenant’s Name / Address:	Millendo Therapeutics, Inc.
301 N. Main Street, Suite 100
Ann Arbor, Michigan 48104

WHEREAS, the parties entered into a Lease Agreement for office space located in the City of Ann Arbor, County of Washtenaw, State of Michigan, and commonly known as 301 N. Main Street, Suite 100 (“Leased Premises”), dated December 31, 2017 (“Lease”); and

WHEREAS, the parties desire to modify certain terms and extend the Lease as set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions of this Lease Extension and Modification Agreement, the parties agree as follows:

1.     Term.  The term of this Lease Agreement shall be extended for six (6) months from December 31, 2018 through the Lease Expiration Date of June 30, 2019

2.     Rent.  Tenant shall pay Landlord Base Rent of $ 11,720 for each month of the six (6) month term extension with payments due in advance on the first day of each month.

3.     Option to Renew.   Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the terms and conditions of the Lease at the time of notification or commencement, have the option to extend this Lease on a month-to-month at the Base Rent of $11,720 for each month, on the same terms and conditions set forth in the Lease.  If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice not less than thirty (30) days prior to the expiration of the term of the Lease, as extended, or Tenant shall have no further or additional right to extend or renew the term of the Lease.

4.     Except as expressly modified herein, all other terms and conditions of the Lease shall remain in full force and effect.

The parties hereby execute this Lease Modification Agreement as of this 22nd day of October, 2018.

301 N. Main Street, LLC		301 N. Main Street, LLC
a Michigan limited liability company		a Michigan limited liability company

By:	/s/ Eric Kchikian	By:	/s/ Eric Kchikian
	Eric Kchikian		Eric Kchikian
Its:	Manager	Its:	Manager